UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

KEMPHARM, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2656 Crosspark Road, Suite 100 Coralville, IA		52241
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (319) 665-2575

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01Regulation FD Disclosure.

On September 30, 2015, KemPharm, Inc., a Delaware corporation, or KemPharm, issued a press release regarding the items described in Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is not incorporated by reference into any of KemPharm’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01Other Events.

On September 30, 2015, KemPharm announced positive results from three distinct studies designed to evaluate the tamper-resistant properties of its lead opioid prodrug KP201/APAP, KemPharm’s prodrug of hydrocodone in combination with acetaminophen, or APAP, compared to a generic hydrocodone bitartrate/APAP product, or HB/APAP. The highlights from these tampering studies included:

•

Under all conditions tested (over 1,000 conditions examined), the amount of hydrocodone released from KP201, the active pharmaceutical ingredient, or API, of KP201/APAP, was less than the amount of hydrocodone released from HB/APAP tablets.

•	Extraction of KP201 yielded mostly inactive KP201, while hydrocodone was efficiently extracted from HB/APAP under the same conditions.
•	Greater than 90% of all conditions tested for extraction yielded no hydrocodone released from KP201.
•	Conditions that led to any release of hydrocodone from KP201/APAP required harsh chemicals and usually heat; by comparison, hydrocodone was extracted from HB/APAP tablets with only water.
•

Traditional means of preparing a drug for injection were not suitable for KP201/APAP, yielding only inactive KP201, while up to 100% of hydrocodone could be extracted from HB/APAP tablets by the same process.

•	Cold water extraction yielded no free hydrocodone from KP201/APAP.
•	Smoking or freebasing of KP201/APAP tablets was not possible.
•	Smoking of the KP201 API itself after extraction yielded no hydrocodone; by comparison, it was possible to smoke the hydrocodone API.

The first study, KP201.T01, evaluated KP201/APAP for the possibility and potential for individuals to extract the KP201 prodrug from its tablet formulation and convert the extracted KP201 API into active hydrocodone, following a protocol that KemPharm developed with input from the United Stated Food and Drug Administration, or the FDA. The study evaluated how the abuse-deterrent properties of KP201 could be defeated or compromised, as compared to HB/APAP tablets. The results showed that efforts to extract and hydrolyze KP201/APAP were less efficient compared to HB/APAP tablets.  Under the more than 1,000 conditions tested, KP201/APAP released less hydrocodone compared to the hydrocodone released from the HB/APAP tablets in every case, usually only yielding the inactive prodrug, KP201.

A second study, KP201.T02, was designed to determine the properties of KP201 that reduce the likelihood of intravenous, or IV, abuse of KP201/APAP as compared to HB/APAP, based again on a protocol developed by KemPharm with input from the FDA. The study evaluated the amount of KP201, APAP and hydrocodone detected in an extract derived from KP201/APAP tablets that would be suitable for IV abuse.  The results showed the traditional means used to prepare a drug for injection were likely not suitable for KP201/APAP.  In each condition employed, only inactive KP201 was extracted, if anything at all, while up to 100% of the hydrocodone from HB/APAP tablets could be extracted for injection.  Cold water extraction methods typically used to “enrich” or “purify” the hydrocodone from HB/APAP also yielded only inactive KP201 with zero release of hydrocodone from the prodrug.  As expected, hydrocodone was readily extracted from HB/APAP tablets by this method.

The final study, KP201.T03, examined the potential to abuse KP201/APAP by smoking.  The results demonstrated that KP201/APAP could not be smoked in either tablet or API form.  The results also showed that freebasing KP201/APAP was not possible.  By contrast, HB/APAP can be prepared as a freebase and also smoked as the API.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release titled “KemPharm Reports Positive Data Demonstrating Tamper-Resistant Properties of KP201/APAP” dated September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEMPHARM, INC.

Date: September 30, 2015	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release titled “KemPharm Reports Positive Data Demonstrating Tamper-Resistant Properties of KP201/APAP” dated September 30, 2015.